UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2006
ACCENTURE LTD
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16565 (Commission File Number)	98-0341111 (I.R.S. Employer Identification No.)
Canon’s Court
22 Victoria Street
Hamilton HM12, Bermuda
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 296-8262
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
The modified Dutch auction tender offer made by Accenture SCA, a Luxembourg partnership limited by shares, and Accenture International SARL, a Luxembourg private limited liability company and a subsidiary of Accenture SCA, expired on Friday, October 6, 2006, at 12:00 midnight, New York City time. The offer, commenced on September 11, 2006, was for the cash redemption or purchase of up to an aggregate of 26,262,626 Accenture SCA Class I common shares at a price not greater than $24.75 per share or less than $22.50 per share.
Based on the final count by Colbent Corporation, the tender agent for the offer, 7,538,172 Class I common shares were properly tendered and not withdrawn. Accenture SCA and Accenture International SARL will redeem or purchase 7,538,172 Class I common shares at a price of $24.75 per share, at a total cost of approximately $186.6 million. Morgan Stanley acted as financial advisor for the offer and Innisfree M&A Incorporated served as information agent for the offer.
Accenture Ltd is the sole general partner of Accenture SCA and owns a majority voting interest in Accenture SCA. Accenture Ltd controls Accenture SCA’s management and operations and consolidates Accenture SCA’s results in its financial statements. Accenture Ltd operates its businesses through subsidiaries of Accenture SCA.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 13, 2006	ACCENTURE LTD
	By:	/s/ Douglas G. Scrivner
		Name:	Douglas G. Scrivner
		Title:	General Counsel and Secretary